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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  April 21, 2005
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                                  Syntel, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Michigan
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                 (State or Other Jurisdiction of Incorporation)

             0-22903                                       38-2312018
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      (Commission File Number)                 (IRS Employer Identification No.)

             525 E. Big Beaver Road, Suite 300, Troy, Michigan 48083
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               (Address of Principal Executive Offices) (Zip Code)

                                 (248) 619-2800
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 5.02.        DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                  DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Douglas E. Van Houweling, a director of Syntel, Inc. ("Syntel"), officially announced to the Board of Directors on April 21, 2005 that he would not stand for reelection at the 2005 Annual Meeting of Shareholders at which time his term of office as director is scheduled to expire. Mr. Van Houweling serves as Chairperson of Syntel's Compensation Committee and also serves on the Nominating and Corporate Governance Committee. Mr. Van Houweling's decision to not stand for reelection is not the result of a disagreement between Mr. Van Houweling and Syntel on any matter relating to Syntel's operations, policies, or practices. Syntel's Nominating and Corporate Governance Committee and Board of Directors have begun a search for a qualified replacement for Mr. Van Houweling.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   Syntel, Inc.
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                                                  (Registrant)




Date    April 22, 2005         By  /s/ Daniel M. Moore
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                                   Daniel M. Moore, Chief Administrative Officer






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